Exhibit 10.9
CONTRIBUTION, CONVEYANCE AND
ASSUMPTION AGREEMENT
BY AND AMONG
ENTERPRISE PRODUCTS OPERATING L.P.
ENTERPRISE GC, L.P., ENTERPRISE HOLDING III, L.L.C.
ENTERPRISE GTM HOLDINGS L.P., ENTERPRISE GTMGP, LLC
ENTERPRISE PRODUCTS GTM, LLC
AND
SOUTH TEXAS NGL PIPELINES, LLC

TABLE OF CONTENTS

ARTICLE I DEFINITIONS; RECORDATION		2
1.1	Definitions	2
1.2	Schedules	3

ARTICLE II THE CONVEYANCE		3
2.1	Contribution and Conveyance of the South Texas Assets by Enterprise GC to STX NGL	3
2.2	Excluded Assets	3
2.3	Specific Conveyances	4

ARTICLE III ASSUMPTION OF CERTAIN LIABILITIES		4
3.1	Assumption of South Texas Asset Liabilities by STX NGL	4
3.2	General Provisions Relating to Assumption of Liabilities	4

ARTICLE IV TITLE MATTERS		5
4.1	Encumbrances	5
4.2	Disclaimer of Warranties; Subrogation; Waiver	5

ARTICLE V FURTHER ASSURANCES		7
5.1	Further Assurances	7
5.2	Other Assurances	7

ARTICLE VI POWER OF ATTORNEY		7
6.1	Enterprise GC	7

ARTICLE VII MISCELLANEOUS		8
7.1	Order of Completion of Transactions	8
7.2	Consents; Restriction on Assignment	8
7.3	Costs	9
7.4	Headings; References; Interpretation	9
7.5	Successors and Assigns	9
7.6	No Third Party Rights	9
7.7	Counterparts	9
7.8	Governing Law	9
7.9	Severability	10
7.10	Deed; Bill of Sale; Assignment	10
7.11	Amendment or Modification	10
7.12	Integration	10
-i-

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
     THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of                     , 2007 (this “Agreement”), is entered into by and among ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership (“EPOLP”), ENTERPRISE GC, L.P., a Delaware limited partnership (“Enterprise GC”), ENTERPRISE HOLDING III, L.L.C., a Delaware limited liability company (“Holding III”), ENTERPRISE GTM HOLDINGS L.P., a Delaware limited partnership (“GTM Holdings”), ENTERPRISE GTMGP, LLC, a Delaware limited liability company (“GTMGP”), ENTERPRISE PRODUCTS GTM, LLC, a Delaware limited liability company (“GTM”) and SOUTH TEXAS NGL PIPELINES, LLC, a Delaware limited liability company (“STX NGL”). The foregoing shall be referred to individually as a “Party” and collectively as the “Parties.” Certain capitalized terms used are defined in Article I hereof.
RECITALS
1.	WHEREAS, EPOLP entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with ExxonMobil Pipeline Company, a Delaware corporation (“EMPCO”) for the acquisition of certain pipeline assets;

2.	WHEREAS, EPOLP assigned its rights as buyer under the Purchase Agreement to Enterprise GC;

3.	WHEREAS, EMPCO conveyed and assigned certain of the South Texas Assets (as herein defined) to Enterprise GC pursuant to the Purchase Agreement;

4.	WHEREAS, EPOLP formed STX NGL pursuant to the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $1,000 in exchange for all of the membership interests in STX NGL;

5.	WHEREAS, Enterprise GC will convey the South Texas Assets (as defined herein) to STX NGL as a capital contribution with STX NGL assuming the South Texas Asset Liabilities (as defined herein);

6.	WHEREAS, Enterprise GC will distribute its membership interests in STX NGL 1% to Holding III (Holding III in turn distributes such membership interests to GTM Holdings) and 99% to GTM Holdings; and

7.	WHEREAS, GTM Holdings will distribute its membership interests in STX NGL 1% to GTMGP (GTMGP in turn distributes such membership interests to GTM and GTM in turn distributes such membership interests to EPOLP) and 99% to EPOLP.
     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I
DEFINITIONS; RECORDATION
     1.1     Definitions. The following capitalized terms have the meanings given below.
     “Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Delaware LLC Act” has the meaning assigned to such term in the first recital of this Agreement.
     “Effective Date” means                     , 2007.
     “Effective Time” means the time when the transactions contemplated by Article II hereof have been consummated.
     “Enterprise GC” has the meaning assigned to such term in the first paragraph of this Agreement.
     “EPOLP” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Excluded Assets” has the meaning assigned to such term in Section 2.2.
     “Excluded Liabilities” has the meaning assigned to such term in Section 3.2.
     “GTM” has the meaning assigned to such term in the first paragraph of this Agreement.
     “GTMGP” has the meaning assigned to such term in the first paragraph of this Agreement.
     “GTM Holdings” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Holding III” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.
     “Party and Parties” have the meanings assigned to such terms in the first paragraph of this Agreement.
     “Registration Statement” means the registration statement on Form S-1 (File No. 333-138371) filed by Duncan Energy Partners L.P.
     “Restriction” has the meaning assigned to such term in Section 7.2.

     “Restriction Asset” has the meaning assigned to such term in Section 7.2.
     “South Texas Assets” has the meaning assigned to such term in Section 2.1.
     “South Texas Asset Liabilities” shall mean all liabilities and obligations relating to the South Texas Assets. The South Texas Asset Liabilities shall not include the Excluded Liabilities.
     “Specific Conveyances” has the meaning assigned to such term in Section 2.3.
     “STX NGL” has the meaning assigned to such term in the first paragraph of this Agreement.
     1.2     Schedules. The following schedules are attached hereto:
(a)      Schedule 2.1 — List of South Texas Assets
(b)      Schedule 2.2 — List of Excluded Assets
ARTICLE II
THE CONVEYANCE
     2.1     Contribution and Conveyance of the South Texas Assets by Enterprise GC to STX NGL. Enterprise GC hereby grants, contributes, transfers, assigns and conveys to STX NGL, its successor and assigns, for its and their own use forever, all of its right, title and interest in and to all of the assets described on Schedule 2.1 (the “South Texas Assets”), and STX NGL hereby accepts the South Texas Assets, as a contribution to the capital of STX NGL in exchange for membership interests in STX NGL, subject to all matters to be contained in the instruments of conveyance covering the South Texas Assets to evidence such contribution and conveyance, if any. The South Texas Assets shall not include the Excluded Assets.
     TO HAVE AND TO HOLD the South Texas Assets unto STX NGL, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, and in such instruments of conveyance, forever.
     2.2     Excluded Assets. Notwithstanding anything contained in Section 2.1 to the contrary, Enterprise GC shall not grant, contribute, transfer, assign or convey to STX NGL (or cause to be granted, contributed, transferred, assigned or conveyed), and STX NGL shall neither assume, purchase nor acquire from Enterprise GC any of the assets described on Schedule 2.2 (collectively, the “Excluded Assets”).

     2.3     Specific Conveyances. To further evidence the contributions of the South Texas Assets reflected in this Agreement, Enterprise GC may have executed and delivered to STX NGL certain conveyance, assignment and bill of sale instruments (the “Specific Conveyances”). The Specific Conveyances shall evidence and perfect such contribution and conveyance made by this Agreement and shall not constitute a second conveyance of any assets or interests therein and shall be subject to the terms of this Agreement.
     2.4     Distribution of STX NGL Interest. Enterprise GC hereby distributes, transfers and assigns all of its right, title and interest in and to its membership interest in STX NGL to Holding III and GTM Holdings, 1% and 99%, respectively. Holding III in turn distributes such 1% membership interest to GTM Holdings. GTM Holdings accepts such membership interest distributed by Enterprise GC.
     GTM Holdings hereby distributes, transfers and assigns all of its right, title and interest in and to its membership interest in STX NGL to GTMGP and EPOLP, 1% and 99%, respectively. GTMGP in turn distributes such 1% membership interest to GTM and GTM in turn distributes such membership interests to EPOLP. EPOLP accepts such membership interests in STX NGL distributed by GTM Holdings and GTM.
     TO HAVE TO AND TO HOLD, said membership interest in STX NGL unto EPOLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement.
ARTICLE III
ASSUMPTION OF CERTAIN LIABILITIES
     3.1     Assumption of South Texas Asset Liabilities by STX NGL. In connection with the contribution by Enterprise GC of the South Texas Assets to STX NGL, as set forth in Section 2.1 above, STX NGL hereby assumes and agrees to duly and timely pay, perform and discharge all of the South Texas Asset Liabilities, to the full extent that Enterprise GC has been heretofore or would have been in the future obligated to pay, perform and discharge the South Texas Asset Liabilities were it not for such contribution and the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the South Texas Asset Liabilities shall not (a) increase the obligation of STX NGL with respect to the South Texas Asset Liabilities beyond that of Enterprise GC, (b) waive any valid defense that was available to Enterprise GC with respect to the South Texas Asset Liabilities or (c) enlarge any rights or remedies of any third party under any of the South Texas Asset Liabilities.
     3.2     General Provisions Relating to Assumption of Liabilities
          (a) Notwithstanding any other provisions of this Agreement to the contrary, Enterprise GC and STX NGL agree that STX NGL shall not be obligated to, and shall not, assume any liabilities or obligations related to the Excluded Assets (collectively, the “Excluded Liabilities”).
          (b) Notwithstanding anything to the contrary contained in this Agreement including, without limitation, the terms and provisions of this Article III, STX NGL shall not be deemed to have assumed, and the South Texas Assets have not been or are not being contributed subject to, any liens or security interests securing consensual indebtedness covering any of the South Texas Assets, and all such liens and security interests shall be deemed to be excluded from the assumptions of liabilities made under this Article III.
ARTICLE IV
TITLE MATTERS
     4.1     Encumbrances.
          (a) Except to the extent provided in Section 3.2 or any other document executed in connection with this Agreement, the contribution and conveyance (by operation of Law or otherwise) of the South Texas Assets as reflected in this Agreement are made expressly subject to all recorded encumbrances, agreements, defects, restrictions, and adverse claims covering the South Texas Assets and all Laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdiction over the South Texas Assets and operations conducted thereon or therewith, in each case to the extent the same are valid and enforceable and affect the South Texas Assets, including, without limitation, (i) all matters that a current on the ground survey, title insurance commitment or policy, or visual inspection of the South Texas Assets would reflect, (ii) the applicable liabilities assumed in Article III, and (iii) all matters contained in the Specific Conveyances.
          (b) To the extent that certain jurisdictions in which the South Texas Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the provisions set forth in Section 4.1(a) immediately above shall also be applicable to the conveyances under such documents.
     4.2     Disclaimer of Warranties; Subrogation; Waiver.
          (a) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE SOUTH TEXAS ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE SOUTH TEXAS ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE SOUTH TEXAS ASSETS, (B) THE INCOME TO BE DERIVED FROM THE SOUTH TEXAS ASSETS, (C) THE SUITABILITY OF THE SOUTH TEXAS ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE SOUTH TEXAS ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE

HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE SOUTH TEXAS ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE SOUTH TEXAS ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE SOUTH TEXAS ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE SOUTH TEXAS ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE SOUTH TEXAS ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS,” “WHERE IS” CONDITION WITH ALL FAULTS, AND THE SOUTH TEXAS ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SOUTH TEXAS ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT.
          (b) To the extent that certain jurisdictions in which the South Texas Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the disclaimers set forth in Section 4.2(a) immediately above shall also be applicable to the conveyances under such documents.
          (c) The contribution of the South Texas Assets made under this Agreement is made with full right of substitution and subrogation of STX NGL, and all persons claiming by, through and under STX NGL, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the parties contributing the South Texas Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the South Texas Assets.
          (d) Each of the Parties agrees that the disclaimers contained in this Section 4.2 are “conspicuous” disclaimers. Any covenants implied by statute or Law by the use of the words “grant,” “convey,” “bargain,” “sell,” “assign,” “transfer,” “deliver,” or “set over” or any of them or any other words used in this Agreement or any schedules hereto are hereby expressly disclaimed, waived or negated.

          (e) Each of the Parties hereby waives compliance with any applicable bulk sales Law or any similar Law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.
ARTICLE V
FURTHER ASSURANCES
     5.1     Further Assurances. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that STX NGL own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in STX NGL and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.
     5.2     Other Assurances. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, the Parties acknowledge that the Parties have used their good faith efforts to attempt to identify all of the assets being contributed to STX NGL as required in connection with this Agreement. However, due to the age of some of those assets and the difficulties in locating appropriate data with respect to some of the assets it is possible that assets intended to be contributed to STX NGL were not identified and therefore are not included in the assets contributed to STX NGL. It is the express intent of the Parties that STX NGL own all assets necessary to operate the assets that are identified in this Agreement and in the Registration Statement. To the extent any assets were not identified but are necessary to the operation of assets that were identified, then the intent of the Parties is that all such unidentified assets are intended to be conveyed to STX NGL. To the extent such assets are identified at a later date, the Parties shall take the appropriate actions required in order to convey all such assets to STX NGL. Likewise, to the extent that assets are identified at a later date that were not intended by the parties to be conveyed as reflected in the Registration Statement, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate party.
ARTICLE VI
POWER OF ATTORNEY
     6.1     Enterprise GC. Enterprise GC hereby constitutes and appoints STX NGL and its successors and assigns, its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of Enterprise GC and its successors and assigns, and for the benefit of STX NGL and its successors and assigns, to demand and receive from time to time the South Texas Assets and to execute in the name of Enterprise GC and its successors and assigns, instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of Enterprise GC for the benefit of STX NGL as may be appropriate, any and all proceedings at law, in equity or otherwise which STX NGL and its successors and assigns, may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the South Texas Assets, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the South Texas Assets, and (c) do any and all such acts and things in furtherance of this Agreement as STX NGL or its successors or assigns shall deem advisable. Enterprise GC hereby declares that the appointments hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Enterprise GC or its successors or assigns or by operation of law.
ARTICLE VII
MISCELLANEOUS
     7.1     Order of Completion of Transactions. The transactions provided for in Article II and Article III of this Agreement shall be completed on the Effective Date in the following order:
     First, the transactions provided for in Article II shall be completed in the order set forth therein; and
     Second, the transactions provided for in Article III shall be completed in the order set forth therein.
     7.2     Consents; Restriction on Assignment. If there are prohibitions against or conditions to the contribution and conveyance of one or more of the South Texas Assets without the prior written consent of third parties, including, without limitation, governmental agencies (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate rights of STX NGL to whom the applicable South Texas Assets were intended to be conveyed with respect to such portion of the South Texas Assets (herein called a “Restriction”), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the South Texas Assets (herein called the “Restriction Asset”) pursuant to this Agreement shall not become effective unless and until such Restriction is satisfied, waived or no longer applies. When and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by applicable Law and any applicable contractual provisions, the assignment of the Restriction Asset subject thereto shall become effective automatically as of the Effective Time, without further action on the part of any Party. Each of the applicable Parties that were involved with the conveyance of a Restriction Asset agree to use their reasonable best efforts to obtain on a timely basis satisfaction of any Restriction applicable to any Restriction Asset conveyed by or acquired by any of them. The description of any portion of the South Texas Assets as a “Restriction Asset” shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of the South Texas Assets. In the event that any Restriction Asset exists, the applicable Party agrees to continue to hold such Restriction Asset in trust for the exclusive benefit of the applicable Party to whom such Restriction Asset was intended to be conveyed and to otherwise use its reasonable best efforts to provide such other Party with the benefits thereof, and the party holding such Restriction Asset will enter into other agreements, or take such other action as it may deem necessary, in order to ensure that the applicable Party to whom such Restriction Asset was intended to be conveyed has the assets and concomitant rights necessary to enable the applicable Party to operate such Restriction Asset in all material respects as it was operated prior to the Effective Time.
     7.3     Costs. STX NGL shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, STX NGL shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the satisfaction or waiver of any Restriction pursuant to Section 7.2 to the extent such Restriction was disclosed to STX NGL on or before the Effective Date.
     7.4     Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     7.5     Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.
     7.6     No Third Party Rights. The provisions of this Agreement are intended to bind the Parties hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
     7.7     Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.
     7.8     Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the Law of some other jurisdiction, wherein the interests are located, shall apply.

     7.9     Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the Laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
     7.10     Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable Law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the South Texas Assets.
     7.11     Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto and affected thereby.
     7.12     Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

ENTERPRISE GC, L.P., a Delaware limited partnership
By:
Name:
Title:

ENTERPRISE HOLDING III, L.L.C., a Delaware limited liability company
By:
Name:
Title:

ENTERPRISE GTM HOLDINGS L.P., a Delaware limited partnership
By:
Name:
Title:

ENTERPRISE GTMGP, LLC, a Delaware limited liability company
By:
Name:
Title:

ENTERPRISE PRODUCTS GTM, LLC, a Delaware limited liability company
By:
Name:
Title:

Signature Page to Asset Contribution Agreement

SOUTH TEXAS NGL PIPELINES, LLC, a Delaware limited liability company
By:
Name:
Title:

ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership
By:
Name:
Title:

Signature Page to Asset Contribution Agreement

SCHEDULE 2.1
LIST OF SOUTH TEXAS ASSETS
     A.      Seller’s Corpus Christi to Fairmont Parkway pipeline system consisting of approximately 215 miles of 16” pipe originating near Corpus Christi, Texas and connecting to approximately 10.83 miles of 12” mainline pipe and terminating near Fairmont Parkway in Pasadena, Texas, together with attached valves and fittings (collectively the “Pipeline”). This pipeline system is more particularly described in Exhibit A to this Schedule 2.1.
     B.      All above ground and below ground improvements necessary to operate the Pipeline, including, without limitation, all buildings, stations, meters and regulatory equipment, valves, pumps, motors, tanks and other personal property.
     C.      All real property interests, including all fee, leasehold, easements, permits, licenses, approvals and similar rights in land, and the rights in right-of-way and Department of Transportation permits and files used in connection with the operation of the Pipeline.
     D.      Every contract, agreement or other arrangement or understanding of any kind relating to the operation of the foregoing facilities and pipelines described in this Schedule 2.1, including, without limitation, those listed on Exhibit B to this Schedule 2.1.
Schedule 2.1

EXHIBIT “A”
To
SCHEDULE 2.1
[Schematics from Purchase Agreement, including TX-219, 219A, 219B, 215A, 215B.]
Schedule 2.1

EXHIBIT “B”
To
SCHEDULE 2.1
Specific Contracts
Schedule 2.1

SCHEDULE 2.2
LIST OF EXCLUDED ASSETS
Schedule 2.2